Exhibit H(8)

AMENDMENT TO SUB-ADMINISTRATION AGREEMENT

This AMENDMENT TO SUB-ADMINISTRATION AGREEMENT (the “Amendment”) is dated as of November 1, 2004 by and between Massachusetts Mutual Life Insurance Company (“MassMutual”) and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (“IBT”).

WHEREAS, MassMutual and IBT have entered into a Sub-Administration Agreement dated October 11, 2004, as amended from time to time (the “Sub-Administration Agreement”);

WHEREAS, MassMutual and IBT desire to amend the Sub-Administration Agreement subject to the terms and conditions set forth herein;

WHEREAS, MassMutual and IBT have mutually agreed to certain modifications to the Sub-Administration Agreement;

WHEREAS, The MassMutual Institutional Funds are now known as the MassMutual Premier Funds;

NOW, THEREFORE, MassMutual and IBT hereby agree to amend the Sub-Administration Agreement as follows:

1. AMENDMENTS.

(a) Appendix A, Portfolios, to the Sub-Administration Agreement is hereby restated as attached hereto, to become effective as of the effective date hereof

(b) Appendix B, Annual Fee Schedule, to the Sub-Administration Agreement is hereby restated as attached hereto, to become effective as of the effective date hereof.

2. MISCELLANEOUS.

(a) Except as amended hereby, the Sub-Administration Agreement shall remain in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as an instrument under seal by its officer thereunto duly authorized as of the date above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ James S. Collins
Name:
Title:
Date:	11/19/04

INVESTORS BANK & TRUST COMPANY

By:	/s/ Robert Mancuso
Name:
Title:	Senior Vice President
Date:	11/19/04

ACKNOWLEDGED AND ACCEPTED MASSMUTUAL PREMIER FUNDS

By:	/s/ Kevin M. McClintock
Name:
Title:
Date:	11/19/04

Appendix A

Portfolios	Classes
MassMutual Premier Diversified Bond Fund	A,Y,S,L,N
MassMutual Premier Core Bond Fund	A,Y,S,L,N
MassMutual Premier Value Fund	A,Y,S,L,N
MassMutual Premier Money Market Fund	A,Y,S,L,N
MassMutual Premier Small Company Opportunities Fund	A,Y,S,L,N
MassMutual Premier Balanced Fund	A,Y,S,L,N
MassMutual Premier International Equity Fund	A,Y,S,L,N
MassMutual Premier Short-Duration Bond Fund	A,Y,S,L,N
MassMutual Premier Inflation-Protected Bond Fund	A,Y,S,L,N
MassMutual Premier Enhanced Index Value Fund II	A,Y,S,L,N